UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

ClubCorp Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36074	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (this “Form 8-K”) is filed by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), in connection with the matters described herein.

Item 8.01.             Other Events.

(a)           On December 1, 2015, the Company issued a press release announcing that ClubCorp Club Operations, Inc. (“Operations”), an indirect wholly-owned subsidiary of the Company, intends to offer $400 million in aggregate principal amount of senior notes due 2023 (the “Senior Notes”), subject to market and other conditions.  The Senior Notes are expected to be guaranteed on a senior unsecured basis by all of Operations’ wholly-owned restricted subsidiaries that guarantee Operations’ secured credit facilities.  Operations intends to use the net proceeds from such offering for general corporate purposes, including to repay indebtedness under Operations’ existing secured credit facilities and for acquisitions.  A copy of this press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

(b)           On December 1, 2015, Operations entered into discussions with its lenders under its existing secured credit facilities to amend its existing credit agreement to provide for a new seven-year term loan facility in an amount of $625.0 million the net proceeds from which, together with the net proceeds from the offering of the Senior Notes, is expected to be used in part to repay amounts outstanding under its existing secured credit facilities.  The revolving credit facility under the amended credit agreement is expected to remain the same as the existing credit agreement, but upon receiving commitments from lenders for such revolving credit facility, Operations intends to amend its existing credit agreement to provide for such revolving credit facility to be increased to $175.0 million with a five year term extending from the closing of such increase.

Special Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements relating to the offering of the Senior Notes, the anticipated use of proceeds therefrom and the amendments of our secured credit facilities.  The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including factors set forth in the Company’s public filings. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 1, 2015, of ClubCorp Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2015	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated December 1, 2015 of ClubCorp Holdings, Inc.